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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to use in this Current Report on Form 8-K of our report dated July 12, 2001 with respect to the combined financial statements of GH Day Spas, Inc. and to all references to our Firm included in this Current Report on Form 8-K.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Philadelphia, Pennsylvania,
   September 25, 2001.